7

                                                       File No. 2-84012
                                                       811-3752
                                                       Rule 14c-5
October, 1996


Dear Managers Bond Fund Shareholder:

The enclosed information statement explains a recent merger of the parent company of Loomis, Sayles, the portfolio manager of Managers Bond Fund. The merger of Loomis' parent, The New England with Metropolitan Life was completed on August 28, 1996. Under federal securities regulations, this "change in control" required the approval of a new sub-advisory contract by the Trustees of The Managers Funds. Your Trustees approved the new contract in advance of the merger at a meeting on March 11, 1996.

This change in ownership is not expected to impact the investment process or day to day operations of Loomis. The firm's key employees remain on board and there have been no changes in the management of Managers Bond Fund.

As a matter of regulatory compliance, we send you this information statement which describes the management structure of the Fund and the details of Loomis' new ownership, as well as the terms of the new sub-advisory agreement which your Trustees have approved.

Please feel free to call us at (800) 835-3879 should you have any questions on the enclosed information statement. We thank you for your continued interest in The Managers Funds.


Sincerely,
/s/Robert P. Watson
Robert P. Watson
President

                       THE MANAGERS FUNDS

                       MANAGERS BOND FUND

                       40 Richards Avenue
                   Norwalk, Connecticut  06854
                      ____________________

                      INFORMATION STATEMENT
                      ____________________

     This information statement is being provided to the shareholders of Managers Bond Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission which permits the Fund's manager to hire new sub-advisors and to make changes to existing sub-adviser contracts with the approval of the Trustees, but without obtaining shareholder approval.

     Loomis Sayles & Company, Inc. ("Loomis"), the Fund's sub-adviser, has agreed to bear the costs associated with preparing and distributing this information statement, which will be mailed on or about October 28, 1996.

THE TRUST

     Managers Bond Fund (the "Bond Fund" or the "Fund") is an investment portfolio of The Managers Funds, a Massachusetts business trust (the "Trust"). The Trust has entered into an investment management agreement with The Managers Funds, L.P. (the "Manager"), dated August 17, 1990 (the "Management Agreement"). Under the Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-Advisers") to manage the portfolio of each investment portfolio of the Trust (each a "Fund"), to review and monitor the performance of these Sub-Advisers on an ongoing basis and to recommend changes in the roster of Sub-Advisers to the Trustees as appropriate. The Manager is responsible for allocating the Funds' assets among the Sub-Advisers for each Fund that has more than one Sub-Adviser. The portion of a Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager, and it is possible that an approved Sub-Adviser may not manage any portion of the Fund's assets. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or transfer agent. As compensation for its services, the Manager receives a fee from each Fund, out of which the Manager pays all fees payable to the Sub-Advisers of that Fund. The Funds, therefore, pay no fees to the Sub-Advisers.

     The Manager recommends Sub-Advisers for the Funds to the Trustees based upon its continuing quantitative and qualitative evaluation of the Sub-Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser and the Manager does not expect to recommend frequent changes of Sub-Advisers.

     The Sub-Advisers do not provide any services to the Funds except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser or its affiliated broker-dealer may execute portfolio transactions for a Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules thereunder.
THE SUB-ADVISORY AGREEMENT

     Loomis has served as one of the Fund's Sub-Advisers since commencement of the Fund's operations in May of 1984, and as the sole Sub-Adviser since April 1993 pursuant to a Sub-Advisory Agreement dated October 1, 1991 (the "Previous Agreement"). The Previous Agreement provided for its automatic termination in the event of its "assignment," as that term is defined in the 1940 Act. Prior to August 28, 1996, Loomis was a wholly-owned subsidiary of New England Investment Companies, L.P. ("NEIC"), which in turn was a subsidiary of The New England, a mutual insurance company. On August 28, 1996, The New England merged with Metropolitan Life Insurance Company ("Metropolitan Life"), another mutual insurance company, with Metropolitan Life remaining as the surviving company. This transaction represents an ownership change which is a legal "assignment," and, as such, had the effect of terminating the Previous Agreement. At a meeting held on March 11, 1996, the Trustees, including a majority of the non-interested Trustees (those Trustees who are not parties to the New Agreement or interested persons of such parties), approved a new Sub-Advisory Agreement with Loomis to become effective upon completion of the merger of The New England and Metropolitan Life, and at another in-person meeting held on September 9, 1996, approved certain non-material modifications to that agreement (the "New Agreement").

     Under the Management Agreement, the Fund pays the Manager a fee equal to 0.625% of the Fund's average daily net assets. From this amount, the Manager has paid (under the Previous Agreement), and will continue to pay (under the New Agreement) Loomis a fee of 0.25% of the Fund's average daily net assets under Loomis' management. For the fiscal year ended December 31, 1995, the Fund paid the Manager $162,594, of which, $65,037 3was paid by the Manager to Loomis.

     The New Agreement is somewhat different in form from the Previous Agreement. In November, 1994, the Trustees unanimously approved the adoption of the new form with respect to Sub-Advisers retained after that date and at their September 9, 1996 meeting the Trustees approved certain further changes to the new form. The new form is very similar in substance to the Previous Agreement in that it provides for the Sub-Adviser to manage the portion of the Fund allocated to it on a discretionary basis, provides for the Manager to compensate the Sub-Adviser for its services, authorizes the Sub-Adviser to select the brokers or dealers to effect portfolio transactions for the Fund, and requires the Sub-Adviser to comply with the Fund's investment policies and restrictions and with applicable law. However, because the previous form of agreement had been in use for a number of years, the Trustee believed it advisable to conform the agreement to current standards; accordingly, the Previous Agreement differs from the New Agreement in certain respects.
For example, the Sub-Advisers' responsibilities with respect to compliance monitoring and insurance coverage has been clarified. The form of New Agreement is attached as Exhibit A.

INFORMATION ON LOOMIS AND THE NEW ENGLAND/METROPOLITAN LIFE
MERGER

     Following is a description of Loomis and the merger of The
New England and Metropolitan Life, which is based on information provided by the Sub-Adviser. The Sub-Adviser is not affiliated with the Manager.

LOOMIS SAYLES & COMPANY, INC.
One Financial Center
Boston, MA 02110

     Loomis is a limited partnership whose sole general partner is Loomis, Sayles & Company, Incorporated ("LSCI"). LSCI is a wholly-owned subsidiary of NEIC Holdings, Inc., which is a wholly-owned subsidiary of NEIC. NEIC also owns the entire limited partnership interest in Loomis. NEIC is a wholly-owned subsidiary of Metropolitan Life.

     A list of the other registered investment companies for which Loomis serves as an investment adviser or sub-adviser, showing the approximate net assets of each company as of June 30, 1996 and the rate of Loomis' advisory compensation for each company is as follows:

                           Approximate         Advisory Fee
Investment Company Net Assets at 6/30/96 (as a percentage of average net assets) Loomis Sayles Funds:
Growth Fund             $   million             0.75%
Growth & Income                                 0.75%
Small Cap                                       1.00%
International Equity                            1.00%
Global Bond                                     0.75%
Municipal Bond                                  0.60%
Bond                                            0.60%
U.S. Government Securities                      0.60%
Short-Term Bond                                 0.50%

New England Capital Growth Fund             $   0.75% of first $200 million
                                                0.70% of next $300 million
                                                0.65% of excess over $500
                                                      million
Loomis Sayles Avanti Growth Series
   of the New England Zenith Fund               0.50% of first $25 million
                                                0.40% of next $75 million
                                                0.35% of next $100 million
                                                0.30% of excess over $200
                                                      million
Loomis Sayles Small Cap Series of
   the New England Zenith Fund                  0.55% of first $25 million
                                                0.50% of next $75 million
                                                0.45% of next $100 million
                                                0.40% of excess over $200
                                                      million

Loomis Sayles Investment Trust Inter-
   mediate Grade Fixed Income Fund              0.60%
Loomis Sayles Investment Trust Core
   Growth Fund                                  0.50%

Maxim Corporate Bond Fund                       0.50% of first $10 million
                                                0.40% of next $15 million
                                                0.35% of next $75 million
                                                0.30% of excess over $100
                                                      million

     Metropolitan Life was incorporated under the laws of New York in 1866 and since 1868 has been engaged in the life insurance business under its present name. By the early 1900's, it had become the largest life insurance company in the United States and is currently the second largest life insurance company in the United States in terms of total assets. Metropolitan Life's assets as of June 30, 1996 were over $__ billion, and its adjusted capital as of that date exceeded $__ billion. Subsidiaries of Metropolitan Life manage over $__ billion in assets for mutual funds, institutional and other investment advisory clients.

BOARD OF TRUSTEES' RECOMMENDATION

     In connection with the merger of The New England and Metropolitan Life Loomis advised the Trust that the merger was not expected to result in any change in the personnel, operation or financial condition of NEIC or Loomis. Loomis has indicated that it will continue to be independently managed, as has historically been the case. Thus, the merger was not expected to result in any changes in the investment approaches or style of Loomis.

     In approving the New Agreement, the Trustees, at in-person meetings called for the purpose held on March 11, 1996, considered a number of factors, including (i) the nature and quality of the services rendered by Loomis to the Fund since its inception, (ii) the representations by Loomis to the Trustees regarding the terms of the merger, including that Loomis expects that it will continue to operate with its same investment personnel and officers, and that the same persons who had historically been responsible for the investment polices of Loomis will continue to direct the investment policies of the firm and that there will be no dilution in the scope and quality of advisory services provided to the Fund as a result of the merger, (iii) that the fees payable under the New Agreement will be identical to those payable under the Previous Agreement, and that the terms of the two agreements are substantially the same and (iv) the commitment of Loomis to pay or reimburse the Fund for the expenses of the Fund incurred in connection with the preparation and distribution of this information statement.

     In light of the fact that the assets of the Fund represent less than 1% of the assets under management by Loomis, and sub-advisory fees paid by the Manager to Loomis with respect to the Fund represent less than 1% of Loomis' gross revenues, the Trustees did not consider whether Loomis would receive any "benefit" within the meaning of Section 15(f) of the 1940 Act from the transaction.


DESCRIPTION OF THE MANAGER

     The Manager is a Delaware limited partnership, which together with its predecessor entity, has served as the investment manager to the Trust since the Trust's inception. The sole general partner of the Manager is EAIMC Holdings Corp., of which Robert P. Watson, President and a Trustee of the Trust, is the sole shareholder. The Manager has no other general partners.

     The following chart lists those officers and Trustees of the Trust who are also affiliated with the Manager, and sets forth the nature of those affiliations:

     Name              Position with the Trust    Position with
the Manager

Robert P. Watson       President and Trustee   Chief Executive
Officer
Peter M. Lebovitz      Vice President          Managing Director
Donald S. Rumery       Treasurer               Director of
Operations
Kathleen Wood          Secretary               Vice President
Giancarlo (John) E.
 Rosati                Assistant Treasurer     Vice President

     The principal occupation of each person listed above is his or her occupation with the Manager. The address of each and of the Manager is 40 Richards Avenue, Norwalk, Connecticut 06854. The Trustees and Officers of the Trust, both individually and as a group, own less than 1% of any Fund's outstanding shares.

     The Trust has entered into an Administration and Shareholder Servicing Agreement with the Manager whereby the Manager has agreed to provide administration and shareholder services to the Trust, its shareholders and certain institutions, such as bank trust departments and registered investment advisers, that advise or act as an intermediary with the Trust's shareholders. The Fund currently pays 0.20% of its average daily net assets to the Manager under the Administration Agreement.

     The Trust has also entered into a Distribution Agreement with the Manager whereby the Manager has agreed to provide services with respect to the distribution of the Trust's shares. No compensation is payable to the Manager for its services under the Distribution Agreement.

The fees paid by the Fund to the Manager under the Management
Agreement and under the Administration Agreement during the fiscal year ended December 31, 1995 were $162,594 and $62,524, respectively.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     As of October 1, 1996, Charles Schwab (San Francisco,
California) and Bank of Waukegan (Waukegan, Illinois) owned of record 11% and 8%, respectively, of the outstanding shares of the Fund.

ADDITIONAL INFORMATION

OTHER MATTERS

     The Trust is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.

     Copies of the most recent annual and semi-annual reports are available without charge. To obtain a copy, call or write the Manager, 40 Richards Avenue, Norwalk, CT 06854, (800) 835-3879


                                        By Order of the Trustees,
                                        /s/Kathleen Wood
                                        KATHLEEN WOOD
                                        Secretary

Dated: October 28, 1996

                            EXHIBIT A
                 FORM OF SUB-ADVISORY AGREEMENT

         Marked to show changes from Previous Agreement


Attention:     Loomis, Sayles & Company, Inc.


RE:  Sub-Advisory Agreement

To whom it may concern:

The Managers Bond Fund (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds, L.P. (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-
to-day  management  and  administration  of  the  Fund  and   the
coordination  of  investment  of  the  FundOs  assets.   However,
pursuant  to  the  terms  of the Management  Agreement,  specific
portfolio   purchases  and  sales  for  the   FundOs   investment
portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Sub-Adviser. The Manager, being duly authorized, hereby appoints and employs Loomis, Sayles & Company, Inc. ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  Portfolio Management Duties.

     (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the FundOs investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented from time to time, being herein called the OProspectusO).

     (b) The Sub-Adviser shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the OAdvisers ActO), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

     (c) The Sub-Adviser shall provide the TrustOs Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-Advisor shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

     (d) The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

     (e) The Sub-Advisor agrees to maintain errors and omissions or professional liability insurance coverage with coverage limits of a minimum of up to $6 million throughout the term of this agreement.

3. Allocation of Brokerage. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

     (a). In doing so, the Sub-AdviserOs primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as
     amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-AdviserOs overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (b). The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and
     (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any sub-adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Asset Manager with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's sub-advisers.

4.  Information Provided to the Manager and the Trust

     (a) The Sub-Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Adviser will furnish the TrustOs Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

     (b) The Sub-Adviser agrees that it will notify the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

     (c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-AdviserOs registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Adviser agrees to maintain the completeness and accuracy of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an Oinvestment adviserO to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Sub-Adviser. The Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this
Agreement.   The Sub-Adviser shall not be liable for any  act  or
omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the TrustOs shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-AdviserOs reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on August 30, 1996 and shall continue in effect for a term of two years from that date. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or (iii) by the Sub-Adviser at any time without penalty, upon sixty (60) days' written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

                            THE MANAGERS FUNDS, L.P.
                            BY: EAIMC HOLDINGS CORP.
                            General Partner

                            BY:

                            Its:

                            DATE:
ACCEPTED:

BY:

Its:

DATE:
                            Acknowledged:
                            The Managers Funds

                            BY:

                            Its:

                            DATE:

SCHEDULES:                  A.  Fee Schedule.

                           SCHEDULE A
                         SUB-ADVISER FEE

For services provided to the Fund Account, The Managers Funds, L.P. will pay a base quarterly fee for each calendar quarter at an annual rate of 0.25% of average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily assets in the Fund Account during the calendar quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.